SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                --------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 29, 1998




                              DERMA SCIENCES, INC.
             (Exact name of registrant as specified in its charter)





      Pennsylvania                  1-31070                     23-2328753
(State or other jurisdiction      (Commission                 (IRS employer
      of incorporation)           File Number)            identification number)







                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (609) 514-4744
                    (Address including zip code and telephone
                     number, of principal executive offices)







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Item 2.  Acquisition or Disposition of Assets

        On October 29, 1998 (the "Closing Date"), pursuant to a Stock Purchase Agreement dated as of August 28, 1998 (the "Agreement") by and among Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), the John G. Vogel, Jr. Revocable Trust U/A dated August 23, 1995, Martha A. Crimmins, the Gordon E. Cory Revocable Trust U/A dated August 24, 1995, John G. Vogel, Jr., Gordon E. Cory and Sunshine Products, Inc. ("Sunshine"), a Missouri corporation, the Company purchased all of the issued and outstanding common stock of Sunshine and Sunshine became a wholly-owned subsidiary of the Company.

        Sunshine is a manufacturer and marketer of general purpose and specialized skincare products for hospitals, nursing homes and other institutional facilities. Sunshine also manufactures private label cosmetic, skincare and specialty products in accordance with customer specifications. The Sunshine product line includes body washes, shampoos, an incontinent wash, a moisture barrier ointment, skin moisturizers and lotions, over-the-counter hand washes and sanitizers and a hard surface disinfectant.

        Pursuant to the Agreement, the common stock of Sunshine ("Sunshine Common Stock") was purchased by the Company for $1.5 million. Stock options to acquire shares of the Company's Common Stock were issued in blocks of 25,000 each to John G. Vogel, Martha A. Crimmins and Gordon E. Cory (the "Sunshine Shareholders") at a per share exercise price of $0.75.

        Also pursuant to the Agreement, outstanding loans to Sunshine by the Sunshine Shareholders of $29,533.56 were repaid by the Company to the Sunshine Shareholders and the Company entered into Employment Agreements with each of the Sunshine Shareholders which agreements are attached hereto as annexes A, B and C to Exhibit 2.1.

        The foregoing description of the terms and provisions of the Agreement is qualified in its entirety by reference to the Agreement and annexes thereto filed as Exhibit 2.1 and Exhibits 10.01 through 10.03 hereof.


Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

        The audited financial statements of Sunshine for the Twelve Months Ended June 30, 1998 will be filed by amendment hereto not later than January 12, 1999.

(b) Pro Forma Financial Information

        The Unaudited Pro Forma Combined Condensed Balance Sheets at September 30, 1998 and the Unaudited Pro Forma Combined Condensed Statements of Operations for the Nine Months ended September 30, 1998 and the years Ended December 31, 1997 and 1996 will be filed by amendment hereto not later than January 12, 1999.

(c)  Exhibits:

2.1 Stock Purchase Agreement with annexes dated October 29, 1998 by and among Derma Sciences, Inc., the John G. Vogel, Jr. Revocable Trust U/A dated August 23, 1995, Martha A. Crimmins, the Gordon E. Cory Revocable Trust U/A dated August 24, 1995, John G. Vogel, Jr., Gordon E. Cory and Sunshine Products, Inc.

10.01 Stock Option Agreement dated October 29, 1998 by and between Derma Sciences, Inc. and John G. Vogel, Jr.

10.02 Stock Option Agreement dated October 29, 1998 by and between Derma Sciences, Inc. and Martha A. Crimmins.

10.03 Stock Option Agreement dated October 29, 1998 by and between Derma Sciences, Inc. and Gordon E. Cory.




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         DERMA SCIENCES, INC.



Date: November 13, 1998          By:/s/  Stephen T. Wills
                                    Stephen T. Wills, CPA, MST
                                    Vice President and Chief Financial Officer